     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 2002


                                                      REGISTRATION NO. 333-84314
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                               YELLOW CORPORATION
             (Exact name of registrant as specified in its charter)

                          DELAWARE                                                    48-0948788
              (State or other jurisdiction of                                      (I.R.S. Employer
               incorporation or organization)                                   Identification Number)

                             ---------------------

                                10990 ROE AVENUE
                                 P.O. BOX 7563
                          OVERLAND PARK, KANSAS 66207
                                 (913) 696-6100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             WILLIAM F. MARTIN, JR.
              SENIOR VICE PRESIDENT, LEGAL AND CORPORATE SECRETARY
                                10990 ROE AVENUE
                                 P.O. BOX 7563
                          OVERLAND PARK, KANSAS 66207
                                 (913) 696-6100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:

                   W. LESLIE DUFFY, ESQ.                                         JOHN R. SAGAN, ESQ.
                  CAHILL GORDON & REINDEL                                      PHILLIP J. NIEHOFF, ESQ.
                       80 PINE STREET                                          MAYER, BROWN, ROWE & MAW
                     NEW YORK, NY 10005                                        190 SOUTH LASALLE STREET
                       (212) 701-3000                                           CHICAGO, IL 60603-3441
                                                                                    (312) 782-0600

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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


                                EXPLANATORY NOTE


 THIS AMENDMENT NO. 2 IS BEING FILED SOLELY FOR THE PURPOSE OF FILING EXHIBITS.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the sale of common stock being registered (all amounts are estimated except the SEC registration fee and the NASD Filing Fee).

Securities and Exchange Commission Registration Fee.........  $  9,198
NASD Filing Fee.............................................    10,498
Legal Fees and Expenses.....................................   250,000
Accounting Fees and Expenses................................   200,000
Printing and engraving expenses.............................   100,000
Miscellaneous...............................................   150,304
                                                              --------
  Total.....................................................  $720,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation and Bylaws of Yellow Corporation together provide that Yellow's directors shall not be personally liable to Yellow or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to Yellow or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (the "DGCL"), or (iv) any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation and Bylaws of Yellow also provide that if the DGCL is amended to permit further elimination of limitation of the personal liability of the directors, then the liability of Yellow's directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Yellow maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain maters including fraudulent, dishonest or criminal acts or self-dealing.

     DGCL Section 102(b)(7) provides that Yellow may indemnify a present or former director if such director conducted him or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in Yellow's best interests.

     DGCL Section 145 provides that Yellow may indemnify its directors and officers, as well as other employees and individuals (each an "Indemnified Party," and collectively, "Indemnified Parties"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with actions by or in the right of Yellow (a "derivative action"), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to Yellow's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that Yellow may only indemnify an Indemnified Party for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires a court approval before there can be any indemnification where an Indemnified Party has been found liable to Yellow. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

ITEM 16.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1       Form of Underwriting Agreement
  4.1     Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company's Report on Form
          10-Q for the quarter ended March 31, 1996).
  4.2     Bylaws of the Company (incorporated by reference to Exhibit
          3ii to the Company's Report on Form 10-K for the year ended
          December 31, 2001).
  5**     Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.
 23.1     Consent of Arthur Andersen LLP, Independent Accountants.
 23.2**   Consent of Cahill Gordon & Reindel (included in Exhibit 5).
 24**     Powers of Attorney authorizing execution of Registration
          Statement on Form S-3 on behalf of certain directors and
          officers of the registrant (included on the signature pages to this Registration Statement).


---------------

** Previously filed.


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          2. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          3. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Amendment No. 2 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on this 8th day of April, 2002.


                                          YELLOW CORPORATION

                                          By: /s/ WILLIAM D. ZOLLARS
                                            ------------------------------------
                                              Name: William D. Zollars
                                              Title: Chairman of the Board of
                                                     Directors,
                                                     President and Chief
                                                     Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on April 8, 2002 by the following persons in the capacities indicated.



                       NAME                                        TITLE                       DATE
                       ----                                        -----                       ----

                        *                                 Chairman of the Board of        April 8, 2002
 ------------------------------------------------      Directors, President and Chief
                William D. Zollars                           Executive Officer


                        *                             Senior Vice President and Chief     April 8, 2002
 ------------------------------------------------            Financial Officer
              Donald G. Barger, Jr.


                        *                                         Director                April 8, 2002
 ------------------------------------------------
                  Howard M. Dean


              /s/ CASSANDRA C. CARR                               Director                April 8, 2002
 ------------------------------------------------
                Cassandra C. Carr


                        *                                         Director                April 8, 2002
 ------------------------------------------------
                   Carl W. Vogt


            /s/ RICHARD C. GREEN, JR.                             Director                April 8, 2002
 ------------------------------------------------
              Richard C. Green, Jr.


                        *                                         Director                April 8, 2002
 ------------------------------------------------
                 Dennis E. Foster

                       NAME                                        TITLE                       DATE
                       ----                                        -----                       ----


               /s/ JOHN C. MCKELVEY                               Director                April 8, 2002
 ------------------------------------------------
                 John C. McKelvey


              /s/ WILLIAM L. TRUBECK                              Director                April 8, 2002
 ------------------------------------------------
                William L. Trubeck


 *By:             /s/ WILLIAM D. ZOLLARS
        ------------------------------------------
                 Name: William D. Zollars
        Pursuant to powers of attorney filed with
          the registration statement on Form S-3
              (333-84314) on March 14, 2002.